Exhibit 99.1

DBV Technologies Reports Full Year 2025 Financial Results and Business Update

•	Continued advancing the VIASKIN® Peanut Patch clinical development programs in peanut-allergic toddlers (1 through 3 years old) and children (4 through 7 years old)

•	Bolstered executive leadership team in preparation for BLA submission and potential approval

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Reported cash and cash equivalents of $194 million as of December 31, 2025, plus additional gross proceeds of $94 million received on January 16, 2026 —providing funding into the second quarter of 2027

DBV Technologies (Euronext: DBV – ISIN: FR0010417345 – Nasdaq Capital Market: DBVT) (the “Company”), a late-stage biopharmaceutical company, today reported financial results for the full year 2025. The consolidated financial statements are prepared under U.S. Generally Acceptable Accounting Principles (“U.S. GAAP”) and International Financial Reporting Standards (“IFRS”) for the purpose of Form 10-K and French “Document d’Enregistrement Universel” containing the Annual Financial Report – were approved by the Board of Directors on March 26, 2026.

“We entered 2025 with a clear set of priorities – strengthening our financial position, advancing our clinical development program (including completing VITESSE and initiating COMFORT Toddlers), and preparing for the BLA submission and commercialization of the VIASKIN® Peanut Patch in the United States, if approved,” said Daniel Tassé, Chief Executive Officer of DBV Technologies. “I am pleased with our progress to date in enhancing DBV’s capabilities and building a company ready for launch. Our focus on bringing the VIASKIN® Peanut Patch to peanut-allergic children ages 1-7 years remains unwavering.”

2025 Operational Highlights

Clinical Execution

•	Continued to advance clinical program for the VIASKIN® Peanut Patch across both toddlers and children

•	Reported positive topline results from the Phase 3 VITESSE trial in peanut-allergic children aged 4 to 7 years

•	Initiated supplemental safety study, COMFORT Toddlers, for peanut-allergic toddlers aged 1 to 3 years

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Announced planned clinical study to assess the efficacy and safety of the VIASKIN® Peanut Patch in achieving ad lib consumption of dietary peanut in peanut-allergic infants 6 through 12 months of age following a minimum of 3 years of treatment

Scientific Engagement

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Maintained active engagement with allergy, immunology, and patient advocacy communities through participation in leading scientific and medical congresses, including American Academy of Allergy, Asthma, and Immunology (AAAAI) Annual Meeting, the European Academy of Allergy and Clinical Immunology (EAACI) Congress, and the American College of Allergy, Asthma, and Immunology (ACAAI) Annual Scientific Meeting

Leadership Expansion

•	Bolstered leadership capabilities in preparation for potential commercialization

•	Appointed Kevin Trapp as Chief Commercial Officer and James Briggs as Chief Human Resources Officer to strengthen ability to grow, plan, and execute a launch in the United States, if approved

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Appointed Philina Lee, Ph.D. to Board of Directors (subject to ratification by the Company’s shareholders at the next annual meeting of shareholders), adding deep expertise in biotechnology strategy and commercialization

Financial Position

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Announced a private placement financing (”2025 PIPE”) of up to $306.9 million (€284.5 million) on March 27, 2025, to advance the VIASKIN® Peanut Patch through Biologics License Application (”BLA”) submission and U.S. commercial launch, if approved. The 2025 PIPE included gross proceeds of $125.5 million (€116.3 million at the exchange rate of 1 EUR = $1.08) received on April 7, 2025 and $100.7 million as of December 31, 2025 (€85,7 million at the exchange rate of 1 EUR = $1.17) resulting from the exercise of the ABSA Warrants and BS Warrants, following the announcement of the positive VITESSE Topline Results on December 16, 2025

•	Further strengthened balance sheet through the launch of a $150 million At-the-Market (ATM) program, subsequently subscribed for $65 million as of December 31, 2025

Anticipated 2026 Events

•	BLA Submission for 4-7 year olds anticipated in the first half of 2026 with potential for Priority Review

•	Completion of enrollment of COMFORT Toddlers safety study and subsequent topline results readout

•	BLA submission for 1-3 year olds anticipated in the second half of 2026 under an Accelerated Approval Pathway

Financial Highlights for the Full Year 2025

2025 Financial Highlights are presented under both U.S. GAAP and IFRS. Comments are provided on a U.S. GAAP basis. Differences between U.S. GAAP and IFRS consolidated financial statements result mainly from the application of lease accounting standards.

Financial Performance

Operating Income

For the year ended December 31, 2025, operating income totaled $5.6 million, increasing from $4.2 million for the year ended December 31, 2024, driven by higher eligible activities to the French Research Tax Credit (crédit d’impôt recherche).

Research and Development Expenses

R&D expenses increased by $27.3 million for the year ended December 31, 2025, compared to 2024 driven by:

•	Pre-commercial inventory of $16.1 million, in preparation of the launch of VIASKIN® Peanut Patch for children aged 4 to 7 years old in the U.S., if approved

•	External clinical expenses of $6.9 million, with COMFORT Toddlers study ongoing patient enrollment

•	Employee-related costs of $3.3 million from the addition of Quality and Regulatory resources to support BLA submission and commercial readiness activities

Selling, General and Administrative Expenses

SG&A Expenses increased by $4.6 million for the year ended December 31, 2025, compared to the year ended December 31, 2024 primarily from Market Research activities and additional roles strengthening operational capabilities towards launch of the VIASKIN® Peanut Patch for children aged 4 to 7 years in the U.S., if approved.

Net Loss

Net loss was $147.0 million for the year ended December 31, 2025, compared to $113.9 million for the year ended December 31, 2024. Net loss per share (based on the weighted average number of shares outstanding over the period) was $1.05 and $1.17 for the year ended December 31, 2025 and 2024, respectively.

Cash Position and Liquidity

•	On December 31, 2025, DBV held $194.2 million in cash and cash equivalents compared to $32.5 million of cash and cash equivalents on December 31, 2024.

•	Net cash used for operating activities was $121.2 million and $104.5 million for the years ended December 31, 2025, and 2024, respectively.

•	Net cash flows from financing activities totaled $276.2 million in 2025 and $0.6 million in 2024, resulting from the 2025 PIPE proceeds and the ATM facility.

Considering the supplemental gross proceeds received from completed ABSA and BS warrants exercises ($94 million) in January 2026, together with the Company’s existing cash and cash equivalents as of December 31, 2025, and based on current operations, plans, and assumptions, management has determined that its cash and cash equivalents, are sufficient to fund its operations into the second quarter of 2027.

The going concern assessment is based on the Company’s current forecasts and exclude any additional expenditure related to other programs than the VIASKIN® Peanut Patch or resulting from the potential in licensing or acquisition of additional product candidates or technologies, or any associated development the Company may pursue. Assumptions used in the going concern assessment may differ from actual results, and the Company may end up using its resources sooner than anticipated and seek additional resources to execute the corporate strategy either through new or existing financing strategies.

Audited Consolidated Statement of Operations (In millions of USD)

	US GAAP December 31,		IFRS December 31,
	2025	2024	2025	2024
Operating income	5.6	4.2	5.6	4.2
Operating expenses
Research and development expenses	(116.7)	(89.3)	(116.6)	(89.2)
Sales and marketing expenses	(3.2)	(2.7)	(3.2)	(2.7)
General and administrative expenses	(32.8)	(28.7)	(32.8)	(28.7)
Total Operating expenses	(152.7)	(120.7)	(152.6)	(120.6)
Loss from operations	(147.1)	(116.6)	(147.0)	(116.5)
Financial income (expense)	0.6	2.7	0.3	2.4
Loss before taxes	(146.5)	(113.8)	(146.6)	(114.1)
Income tax	(0.5)	(0.1)	(0.5)	(0.1)
Net loss	(147.0)	(113.9)	(147.1)	(114.1)
Basic/diluted Net loss per share attributable to shareholders	(1.05)	(1.17)	(1.05)	(1.18)

About DBV Technologies

DBV Technologies is a late-stage biopharmaceutical company developing treatment options for food allergies and other immunologic conditions with significant unmet medical need. DBV Technologies is currently focused on investigating the use of its proprietary VIASKIN® patch technology to address food allergies, which are caused by a hypersensitive immune reaction and characterized by a range of symptoms varying in severity from mild to life-threatening anaphylaxis. Millions of people live with food allergies, including young children. Through epicutaneous immunotherapy (EPIT), the VIASKIN® patch is designed to introduce microgram amounts of a biologically active compound to the immune system through intact skin. EPIT is a new class of non-invasive treatment that seeks to modify an individual’s underlying allergy by re-educating the immune system to become desensitized to allergen by leveraging the skin’s immune tolerizing properties. DBV Technologies is committed to transforming the care of food allergic people. The Company’s food allergy programs include ongoing clinical trials of the VIASKIN Peanut Patch in peanut allergic toddlers (1 through 3 years of age) and children (4 through 7 years of age).

DBV Technologies is headquartered in Châtillon, France, with North American operations in Warren, NJ. The Company’s ordinary shares are traded on segment B of Euronext Paris (DBV, ISIN code: FR0010417345) and the Company’s ADSs (each representing five ordinary shares) are traded on the Nasdaq Capital Market (DBVT – CUSIP: 23306J309).

For more information, please visit www.dbvtechnologies.com and engage with us on X (formerly Twitter) and LinkedIn.

Forward Looking Statements

This press release contains forward-looking statements, including, without limitation, statements regarding the Company’s financial condition, forecast of its cash runway, the therapeutic potential of Viaskin® patch, designs of DBV’s anticipated clinical trials, DBV’s planned regulatory and clinical efforts including timing and results of communications with regulatory agencies, clinical trial data releases and publications, the potential regulatory submissions, regulatory approval, launch and commercialization of the Company’s product candidates, the ability of any of DBV’s product candidates, if approved, to improve the lives of patients with food allergies, and the Company’s business strategy and goals. These forward-looking statements and estimates are not promises or guarantees and involve substantial risks and uncertainties. At this stage, the Company’s product candidates have not been authorized for sale in any country. Among the factors that could cause actual results to differ materially from those described or projected herein include uncertainties associated generally with research and development, clinical trials and related regulatory reviews and approvals, and the Company’s ability to successfully execute on its budget discipline measures. A further list and description of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements in this press release can be found in DBV’s regulatory filings with the French Autorité des Marchés Financiers (“AMF”), DBV’s filings and reports with the U.S. Securities and Exchange Commission (“SEC”), including in DBV’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 26, 2026, and future filings and reports made with the AMF and SEC by DBV. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements and estimates, which speak only as of the date hereof. Other than as required by applicable law, DBV Technologies undertakes no obligation to update or revise the information contained in this Press Release.

VIASKIN is a registered trademark of DBV Technologies.

Investor Contact

Jonathan Neely

DBV Technologies

Jonathan.neely@dbv-technologies.com

Media Contact

Brett Whelan

DBV Technologies

Brett.whelan@dbv-technologies.com